EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Maui Land & Pineapple Company, Inc. of our report dated March 31, 2008 relating to the financial statements of W2005 Kapalua/Gengate Hotel Holdings, LLC, which appears in Maui Land & Pineapple Company, Inc.’s Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

August 26, 2008